SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 8, 1996


                                   CULP, INC.

             (Exact name of registrant as specified in its charter)


        North Carolina                   0-12781               56-1001967

(State or other jurisdiction of     (Commission File No.)     (IRS Employer
        incorporation)                                      Identification No.)



                              101 South Main Street
                        High Point, North Carolina 27260
                    (Address of principal executive offices)
                                 (910) 889-5161
              (Registrant's telephone number, including area code)





          (Former name or former address, if changed since last report)

Item 5. Other Events

See Press Release (attached) dated August 8, 1996 related to first-quarter earnings for the period ended July 28, 1996.

See Financial Information Release (attached).







                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      CULP, INC.
                                                     (Registrant)


                                            By:       Franklin N. Saxon
                                                      Senior Vice President and
                                                      Chief Financial Officer


                                            By:       Stephen T. Hancock
                                                      Stephen T. Hancock
                                                      General Accounting Manager




Dated:  August 8, 1996

                                   (CULP LOGO)
                                      CULP


NEWS RELEASE                                         Contact:
                                                     Franklin N. Saxon
                                                     Senior Vice President &
                                                     Chief Financial Offer




FOR IMMEDIATE RELEASE



              CULP REPORTS RECORD FIRST QUARTER SALES AND EARNINGS

                            EARNINGS PER SHARE UP 43%


HIGH POINT, North Carolina (August 8, 1996) A Culp, Inc. today reported higher net sales and earnings for the first quarter of its 1997 fiscal year.

         For the three months ended July 28, 1996, Culp reported that net sales increased 25.1% to $90.5 million compared with $72.4 million a year ago. Net income for the quarter increased 45.9% to $2.2 million or $0.20 per share, compared with $1.5 million, or $0.14 per share, in the first quarter of fiscal 1996.

         Commenting on the results, Robert G. Culp, III, chief executive officer, said, "The gains for the first quarter represent a strong start for Culp in the current fiscal year. Increased shipments of upholstery fabrics provided the majority of the gain in sales for the period, but we also achieved higher sales of mattress ticking. These results mark the highest first quarter net sales and earnings ever in a period which historically has not been the strongest quarter for our business because of seasonal factors. We have now achieved 15 consecutive quarters of record earnings compared with the comparable year-earlier results. We are gratified by that accomplishment but recognize the inherent cyclicality of demand for home furnishings. We continue to be focused on the same programs and initiatives which have successfully enabled us to capture an increasing share of the worldwide market for upholstery fabrics and mattress ticking."

         Culp noted, "A hallmark of our continuing progress remains the growth in international sales. Shipments to customers outside the United States increased 49% during the first quarter and represented 24% of net sales. At the same time, U. S. shipments rose 19%. We are steadily broadening the scope of the company's international sales. Canada and Mexico combined


                                     -MORE-

Culp, Inc. (Box) P.O. Box 2686 (Box) 101 S. Main Street (Box) High Point, NC 27261-2686 (Box) 910-888-6266 (Box) Fax 910-887-7089

CULP Reports First Quarter Gains

Page 2
August 8, 1996


represent the largest international market for our products, but Europe is now a major area as well. We are also establishing a rapidly growing presence in the Middle East, Asia and the Far East. We fully intend to broaden that geographical diversity further. We are continuing to add new distributors and expect to introduce new products as part of an aggressive plan to sustain this positive momentum.

         "We are continuing to maintain a strong financial position which is allowing us to invest the capital necessary to support Culp's ongoing progress. Our debt/capital ratio of 47% at the close of the first quarter was the lowest for the company in two years. Based on our current plans to invest at least $16.5 million in new equipment during fiscal 1997, we will have spent a record $78 million over the past five years to modernize and expand our manufacturing resources. Our capital expenditures are focused not only on increasing our production capacity but also on being able to meet customers' needs better. Current initiatives include projects intended to raise efficiency, lower manufacturing costs and enhance Culp's flexibility to adapt quickly to changes in the markets for upholstery fabrics and mattress ticking."

         Culp, Inc. is a leading manufacturer and marketer of fabrics for the furniture, bedding and institutional furnishings markets.



                                   CULP, INC.
                         Condensed Financial Highlights
                                   (Unaudited)


                                                 Three Months Ended
                                         July 28,                  July 30,
                                           1996                       1995
                                   --------------------           ------------

Net sales                          $         90,529,000      $        72,357,000
Net income                         $          2,210,000      $         1,515,000
Earnings per share                 $               0.20      $              0.14
Average shares outstanding                   11,297,000               11,207,000



                                      -END-

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                         CONSOLIDATED INCOME STATEMENTS
    FOR THE THREE MONTHS ENDED JULY 28, 1996 AND JULY 30, 1995 (Page 1 of 10)

                (Amounts in Thousands, Except for Per Share Data)



                                                                          THREE MONTHS ENDED (UNAUDITED)
                                                  -----------------------------------------------------------------------------
                                                                 Amounts                               Percent of Sales
                                                     ------------------------------              ------------------------
                                                        July 28,        July 30,        % Over
                                                         1996            1995           (Under)       1997      1996
                                                     --------------   -------------   ----------  ------------ ----------


Net sales                                                $ 90,529          72,357       25.1%       100.0%       100.0%
Cost of sales                                              74,609          60,159       24.0%        82.4%         83.1%
                                                         --------        --------       ----       -------        ----
          Gross profit                                     15,920          12,198       30.5%        17.6%         16.9%

Selling, general and
  administrative expenses                                  10,864           8,454       28.5%        12.0%         11.7%
                                                         --------        --------       -----      -------        ----
          Income from operations                            5,056           3,744       35.0%        5.6%          5.2%

Interest expense                                            1,182           1,297       (8.9%)       1.3%          1.8%
Interest income                                               (57)              0       ** %        (0.1%)         0.0%
Other expense (income), net                                   395             107       269.2%       0.4%          0.1%
                                                          --------        -------       -----       -------       ----
          Income before income taxes                        3,536           2,340       51.1%        3.9%          3.2%

Income taxes *                                              1,326             825       60.7%        37.5%        35.3%
                                                          --------        -------       -----       -------       ----
          Net income                                     $  2,210           1,515       45.9%        2.4%          2.1%
                                                          ========        =======       =====       =======       ====

Average shares outstanding                                 11,297          11,207       0.8%
Net income per share                                      $  0.20         $  0.14       42.9%
Dividends per share                                       $0.0325         $0.0275       18.2%



                    CULP, INC. FINANCIAL INFORMATION RELEASE
                           CONSOLIDATED BALANCE SHEETS
                 JULY 28, 1996, JULY 30, 1995 AND APRIL 28, 1996  (Page 2 of 10)

                        (Unaudited, Amounts in Thousands)



                                                                      Amounts
                                                             ------------------------              Increase
                                                                                                  (Decrease)
                                                               July 28,      July 30,     --------------------------    * April 28,
                                                               1996           1995           Dollars        Percent         1996
                                                           ------------  -------------    -------------    ---------    ------------

Current assets
         Cash and cash investments                            $  1,709            988            721         73.0%           498
         Accounts receivable                                    42,262         38,243          4,019         10.5%        52,038
         Inventories                                            51,676         49,363          2,313          4.7%        47,395
         Other current assets                                    3,911          3,553            358         10.1%         4,191
                                                              --------       --------       --------        -------     --------
                  Total current assets                          99,558         92,147          7,411          8.0%       104,122

Restricted investments                                           5,244              0          5,244                       5,250
Property, plant & equipment, net                                78,292         75,744          2,548          3.4%        76,961
Goodwill                                                        22,720         22,391            329          1.5%        22,871
Other assets                                                     2,469          2,443             26          1.1%         2,440
                                                              --------       --------       --------        -------      --------

                  Total assets                                $208,283        192,725         15,558          8.1%       211,644
                                                              ========       ========       ========        =======      ========



Current Liabilities
         Current maturities of long-term debt                 $  7,100         11,555         (4,455)       (38.6%)        7,100
         Accounts payable                                       24,233         25,864         (1,631)        (6.3%)       27,308
         Accrued expenses                                       13,295          8,520          4,775         56.0%        12,564
         Income taxes payable                                    1,295          1,139            156         13.7%           197
                                                              --------       --------       --------        -------     --------
                  Total current liabilities                     45,923         47,078         (1,155)        (2.5%)       47,169

Long-term debt                                                  70,916         67,662          3,254          4.8%        74,941

Deferred income taxes                                            8,088          5,361          2,727         50.9%         8,088
                                                              --------       --------       --------        -------     --------
                  Total liabilities                            124,927        120,101          4,826          4.0%       130,198

Shareholders' equity                                            83,356         72,624         10,732         14.8%        81,446
                                                              --------       --------       --------        -------     --------

                  Total liabilities and
                  shareholders' equity                        $208,283        192,725         15,558          8.1%       211,644
                                                              ========       ========       ========        =======     ========

Shares outstanding                                              11,303         11,210             93          0.8%        11,290
                                                              ========       ========       ========        =======     ========



      *   Derived from audited financial statements.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS       (Page 3 of 10)
           FOR THE THREE MONTHS ENDED JULY 28, 1996 AND JULY 30, 1995
                        (Unaudited, Amounts in Thousands)


                                                                                                       THREE MONTHS ENDED
                                                                                             ---------------------------------------

                                                                                                           Amounts
                                                                                             -------------------------------------
                                                                                                 July 28,            July 30,
                                                                                                   1996                1995
                                                                                             -----------------   -----------------


Cash flows from operating activities:
     Net income                                                                        $                2,210               1,515
     Adjustments to reconcile net income to net
          cash provided by (used in) operating activities:
              Depreciation                                                                              3,144               3,067
              Amortization of intangible assets                                                           198                 148
              Provision for deferred income taxes                                                           0                 (57)
              Changes in assets and liabilities:
                  Accounts receivable                                                                   9,776               6,009
                  Inventories                                                                          (4,281)             (3,592)
                  Other current assets                                                                    280                (359)
                  Other assets                                                                            (76)                 93
                  Accounts payable                                                                        131              (1,787)
                  Accrued expenses                                                                        731              (3,012)
                  Income taxes payable                                                                  1,098                 478
                                                                                             -----------------   -----------------
                       Net cash provided by (used in) operating activities                             13,211               2,508
                                                                                             -----------------   -----------------
Cash flows from investing activities:
     Capital expenditures                                                                              (4,475)             (3,006)
     Purchases of restricted investments                                                                  (53)                  0
     Purchase of investments to fund deferred compensation liability                                        0              (1,286)
     Proceeds from sale of restricted investments                                                          59                 795
                                                                                             -----------------   -----------------
                       Net cash provided by (used in) investing activities                             (4,469)              3,497
                                                                                             -----------------   -----------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                                               0               7,000
     Principal payments on long-term debt                                                              (4,025)             (1,525)
     Change in accounts payable-capital expenditures                                                   (3,206)             (4,599)
     Dividends paid                                                                                      (368)               (308)
     Proceeds from sale of common stock                                                                    68                  21
                                                                                             -----------------   -----------------
                       Net cash provided by (used in) financing activities                             (7,531)                589
                                                                                             -----------------   -----------------

Increase (decrease) in cash and cash investments                                                        1,211                (405)

Cash and cash investments at beginning of period                                                          498               1,393
                                                                                             -----------------   -----------------

Cash and cash investments at end of period                                             $                1,709                 988
                                                                                             =================   =================



                    CULP, INC. FINANCIAL INFORMATION RELEASE   (Page 4 of 10)
                               FINANCIAL ANALYSIS
                                  JULY 28, 1996




                                                                     FISCAL 96               FISCAL 97
                                                                       Q1                 Q1               Q2         Q3         Q4


INVENTORIES
   Inventory turns                                                   5.1                  6.0

RECEIVABLES
   Days sales in receivables                                          45                   43
   Percent current & less than 30
     days past due                                                  97.0%                99.3%

WORKING CAPITAL
   Current ratio                                                     2.0                  2.2
   Working capital turnover                                          5.4                  5.4
   Working capital                                               $45,069              $53,635
   Working capital as a % of sales                                  15.6%                14.8%

PROPERTY, PLANT & EQUIPMENT
   Depreciation rate                                                 8.9%                 8.3%
   Percent property, plant &
     equipment are depreciated                                      44.9%                48.2%
   Capital expenditures                                          $14,385 (1)           $4,475

PROFITABILITY
   Net profit margin                                                 2.1%                 2.4%
   Gross profit margin                                              16.9%                17.6%
   Operating income margin                                           5.2%                 5.6%
   SG & A expenses/net sales                                        11.7%                12.0%
   Return on average total capital                                   4.1%                 5.7%
   Return on average equity                                          8.4%                10.7%
   Earnings per share                                              $0.14                $0.20

LEVERAGE (3)
   Total liabilities/equity                                        165.4%               149.9%
   Long-term debt/equity                                            93.2%                85.1%
   Funded debt/equity                                              109.1%                87.3%
   Funded debt/capital employed                                     52.2%                46.6%
   Funded debt                                                   $79,217              $72,772
   Funded debt/EBITDA (LTM)                                         2.42                 1.98

OTHER
   Book value per share                                            $6.48                $7.37
   Employees at quarter end                                        2,773                3,020
   Sales per employee (annualized)                              $105,000             $120,000
   Capital employed (3)                                         $151,841             $156,128
   Effective income tax rate                                       35.3%                37.5%
   EBITDA (2)                                                    $6,852               $8,003
   EBITDA/net sales                                                 9.5%                 8.8%



  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Total liabilities, long-term debt, funded debt and capital employed are all net of restricted investments.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                             SALES BY BUSINESS UNIT               (Page 5 of 10)
          FOR THREE MONTHS MONTHS ENDED JULY 28, 1996 AND JULY 30, 1995


                                                                    (Amounts in thousands)

                                                                THREE MONTHS ENDED (UNAUDITED)
                                              -------------------------------------------------------------------

                                                       Amounts                              Percent of Total Sales
                                              -------------------------------                --------------------
                                                  July 28,         July 30,       % Over
              Business Units                        1996            1995          (Under)     1997         1996
- -------------------------------------------    -------------   ------------    -----------   --------   ---------


Upholstery Fabrics
    Culp Textures                                   $20,801         17,584        18.%        23.%         24.%
    Rossville/Chromatex                              18,165         15,358        18.%        20.%         21.%
                                                    -------        -------        ----        -----        -----
                                                     38,966         32,942        18.%        43.%         45.%

    Velvets/Prints                                   34,867         23,523        48.%        38.%         32.%
                                                    -------        -------        ----        -----        -----
                                                     73,833         56,465        30.%        81.%         78.%
Mattress Ticking
    Culp Home Fashions (1)                           16,696         15,892        5.%         18.%         22.%
                                                    -------        -------        ----        -----        -----

                                              *    $ 90,529         72,357        25.%        100.%        100.%
                                                    =======        =======        ====        =====        =====


*US. Domestic sales were $69,001 and $57,945 for the three months of fiscal 1997 and fiscal 1996, respectively.
The percentage increase in U.S. Domestic sales was 19.1% for the three months.

(1) Formerly known as Culp Ticking

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA       (Page 6 of 10)
          FOR THREE MONTHS MONTHS ENDED JULY 28, 1996 AND JULY 30, 1995


                                                                    (Amounts in thousands)

                                                                        THREE MONTHS ENDED (UNAUDITED)
                                              ------------------------------------------------------------------------------

                                                        Amounts                                    Percent of Total Sales
                                              ------------------------------                     ------------------------
                                                July 28,          July 30,           % Over
             Geographic Area                      1996              1995            (Under)        1997           1996
- -------------------------------------------   ------------      -----------       -----------    ---------    -----------

North America (Excluding USA)                     $ 7,957            4,568          74.2%            37.0%         31.7%
Europe                                              4,723            3,185          48.3%            21.9%         22.1%
Middle East                                         4,196            2,112          98.7%            19.5%         14.7%
Far East & Asia                                     3,694            2,251          64.1%            17.2%         15.6%
South America                                         366              445          (17.8%)          1.7%           3.1%
All other areas                                       592            1,851          (68.0%)          2.7%          12.8%
                                                  -------          -------          ------          -----          -----

                                                  $21,528           14,412          49.4%          100.0%         100.0%
                                                  =======          =======          ======          =====          =====



                                   Culp, Inc.
                     SALES BY BUSINESS UNIT - TREND ANALYSIS   (Page 7 of 10)
                              1995 vs 1996 vs 1997

                             (Amounts in thousands)


                                                                         Fiscal 1995
                  Product Category/Business Units           Q1            Q2         Q3         Q4           TOTAL

Upholstery Fabrics
    Culp Textures                                           19,613      22,834     20,940     21,738          85,125
    Rossville/Chromatex                                     15,140      15,758     16,397     16,470          63,765
                                                            ---------------------------------------------------------
                                                            34,753      38,592     37,337     38,208         148,890

    Velvets/Prints                                          20,644      26,439     28,307     31,413         106,803
                                                            ---------------------------------------------------------
                                                            55,397      65,031     65,644     69,621         255,693

Mattress Ticking

    Culp Home Fashions (1)                                  10,952      13,414     12,147     15,820          52,333
                                                            ---------------------------------------------------------
                                                            66,349      78,445     77,791     85,441         308,026
                                                            =========================================================


                                                                     Percent increase(decrease) from prior year:
                  Product Category/Business Units

Upholstery Fabrics
    Culp Textures                                             12.4        13.8        6.4        2.9             8.7
    Rossville/Chromatex                                      100.0       100.0       14.4       (1.5)          105.4
                                                            ---------------------------------------------------------
                                                              99.2        92.3        9.8        1.0            36.1

    Velvets/Prints                                            (1.2)        7.8       19.4       12.5            10.1
                                                            ---------------------------------------------------------
                                                              44.5        45.8       13.7        5.9            23.9

Mattress Ticking
    Culp Home Fashions (1)                                    32.7        42.8       27.4       37.9            35.4
                                                            ---------------------------------------------------------

                                                              42.4        45.3       15.7       10.6            25.7
                                                            ==========================================================







                                                                       Fiscal 1996                               Fiscal 1997
                  Product Category/Business Units      Q1      Q2       Q3      Q4      TOTAL      Q1      Q2      Q3     Q4  TOTAL

Upholstery Fabrics
    Culp Textures                                   17,584   22,715  20,685    23,400   84,384   20,801
    Rossville/Chromatex                             15,358   17,960  18,567    22,318   74,203   18,165
                                                    ---------------------------------------------------
                                                    32,942   40,675  39,252    45,718  158,587   38,966

    Velvets/Prints                                  23,523   32,081  31,836    38,280  125,720   34,867
                                                    ---------------------------------------------------
                                                    56,465   72,756  71,088    83,998  284,307   73,833

Mattress Ticking
    Culp Home Fashions (1)                          15,892   17,916  15,388    18,164   67,360   16,696
                                                    ---------------------------------------------------

                                                    72,357   90,672  86,476   102,162  351,667   90,529
                                                    ===================================================


                                                             Percent increase(decrease) from prior year:
                  Product Category/Business Units

Upholstery Fabrics
    Culp Textures                                    (10.3)    (0.5)   (1.2)      7.6     (0.9)    18.3
    Rossville/Chromatex                                1.4     14.0    13.2      35.5     16.4     18.3
                                                    ---------------------------------------------------
                                                      (5.2)     5.4     5.1      19.7      6.5     18.3

    Velvets/Prints                                    13.9     21.3    12.5      21.9     17.7     48.2
                                                    ---------------------------------------------------
                                                       1.9     11.9     8.3      20.7     11.2     30.8

Mattress Ticking
    Culp Home Fashions (1)                            45.1     33.6    26.7      14.8     28.7      5.1
                                                    ---------------------------------------------------

                                                       9.1     15.6    11.2      19.6     14.2     25.1
                                                    ===================================================

(1) Formerly known as Culp Ticking

                    CULP, INC. FINANCIAL INFORMATION RELEASE    (page 8 of 10)
                               FINANCIAL NARRATIVE
                 for the three month period ended July 28, 1996




INCOME STATEMENT COMMENTS


o GENERAL - The company is pleased to report that sales increased 25.1%, and net income increased 45.9% for the first quarter. This performance marks the fifteenth consecutive quarter of record earnings and the thirteenth consecutive quarter of record sales. Also, the company's net profit margin increased to 2.4% from 2.1% for the quarter. Additionally, the company achieved a return on average shareholders' equity of 15.0% for the latest twelve months. For the last five years, the company has achieved a compound annual growth rate from net income and net sales of 30.5% and 15.1%, respectively.

         The company attributes this record to, among other things, three key growth strategies: (1) a focus on markets other than U.S. Residential Furniture, such as Bedding, Export, Contract, Juvenile and Home Textiles, in order to reduce dependency on one cyclical and geographical area; (2) the investment in the creative aspect of our business -- the company has significantly increased the resources (both designers and CAD systems) dedicated to the design and product development areas in each business unit over the last two years; and (3) investment in highly selective and accretive acquisitions in businesses we know and understand and that strengthen existing marketing positions.


o NET SALES - Upholstery fabric sales increased 30.8% to $73.8 million and mattress ticking sales increased 5.1% to $16.7 million for the quarter. . (See Sales by Business Unit schedule on page 5 and Sales by Business Unit - Trend Analysis on page 7.) All three upholstery fabrics business units reported substantial sales gains for the quarter: Velvets/Prints - up 48.2%; Rossville/Chromatex up 18.3%; and Culp Textures - up 18.3%. Comments on current backlogs and incoming order rates versus last year are as follows: Culp Home Fashions (formerly Culp Ticking) - up slightly; Culp Textures - up moderately; Rossville/Chromatex - up significantly; and Velvets/Prints - up significantly, with particular strength in the wet prints and tufted velvet product lines. The results of the Velvets/Prints business unit were substantially improved from the first quarter of last year, and continued the significant margin improvement trend established early last fiscal year. The company's sales growth in the United States was especially noteworthy, with a 19.1% growth rate for the first quarter.

         International sales were up 49.4% for the quarter, with strength in all major regions, including the Middle East, the Far East and Asia, and North America (excluding the U.S.). (See International Sales by Geographic Area schedule on page 6.) An increasing portion of the international growth is being produced by the Culp Textures and Rossville/Chromatex business units. The company is realizing increasing success in marketing its upholstery fabric products internationally, with shipments to over fifty countries during fiscal 1996. We continue to be encouraged by the growing geographical balance of our customer base throughout the world, as well as the increasing percentage that our Culp Textures and Rossville/Chromatex product lines represent of our total international shipments.

                    CULP, INC. FINANCIAL INFORMATION RELEASE     (page 9 of 10)
                         FINANCIAL NARRATIVE - continued
                 for the three month period ended July 28, 1996





o GROSS PROFIT - The gross profit increase of 30.5% for the quarter reflects significant gains in Velvets/Prints, Rossville/Chromatex and Culp Textures, and a slight decrease in Culp Home Fashions. The profit improvement resulted primarily from a higher volume of yards sold in the three upholstery fabrics business units, where sales increased 30.8%.

         During the last several months, the company has begun to realize lower raw material prices for many of the raw materials used by the company. Because raw material costs are so significant to the company, management has been actively exploring ways to lower these costs through several key strategies: 1) global sourcing of certain commodity-type items; 2) further vertical integration of certain large-volume raw material components; 3) working closely with existing suppliers to ensure that the company is receiving the best possible combination of value and price; and 4) increasing the utilization of the company's various raw material manufacturing capabilities.

         For the near term (second quarter), trends are toward solid profit gains in all four business units, with a significant increase in Velvets/Prints and moderate increases in Rossville/Chromatex, Culp Textures and Culp Home Fashions.


o S,G & A EXPENSES - S,G&A expenses for the quarter were up as a percentage of sales to 12.0% from 11.7%. This increase is due primarily to higher selling and design expenses. The increase in selling expenses is due primarily to higher sales commissions related to international sales. The increase in design expenses is due to more designers, outside artwork purchased, and additional costs related to our CAD systems.

         Additionally, during the first quarter of the current year, the Company's accrual for incentive plans was significantly higher than the first quarter of last year.


o INTEREST EXPENSE - The decrease for the quarter of 8.9% is primarily due to lower average borrowings outstanding.


o OTHER INCOME (EXPENSE), NET - The increase is principally due to a non-recurring write-off of certain fixed assets totalling $175,000. Additionally, in the first quarter of last year, the company recorded a $100,000 gain related to an environmental matter.


o INCOME TAXES - The company estimates that the effective tax rate for fiscal 1997 will again be about 36.5%, due to the lower tax rate related to the Canadian income and the tax benefit related to international sales.


o EBITDA - EBITDA for the quarter increased 16.8% from last year's first quarter to $8.0 million, and represented 8.8% of net sales compared with 9.5% of net sales last year.

                     CULP, INC. FINANCIAL INFORMATION RELEASE    (page 10 of 10)
                         FINANCIAL NARRATIVE - continued
                 for the three month period ended July 28, 1996





BALANCE SHEET COMMENTS


o WORKING CAPITAL - Accounts receivable increased only 10.5% from July 1995, while sales increased 25.1% Days' sales outstanding represented 43 days, down from 45 at July 1995. The aging of accounts receivable remained excellent, with 99.3% current and less than 30 days past due. Inventories increased 4.7% from July 1995 and inventory turns were 6.0 versus 5.1 for last year's first quarter. One of the company's key initiatives for fiscal 1997 is to find ways to increase inventory turns.


o PROPERTY, PLANT AND EQUIPMENT - For fiscal 1997, the company is planning capital spending in the $16 to $19 million range. Major projects include weaving expansions for dobby and jacquard product lines in the Rossville/Chromatex business unit, and for jacquard greige goods at Rayonese, the company's facility near Montreal, Canada. Also, the company is planning significant investments in additional vertical integration opportunities. Further expansions of the CAD system and related capabilities also are planned for fiscal 1997. Depreciation expense for fiscal 1997 is expected to approximate $14.0 million.

         While the absolute level of capital expenditures remains high from a historical perspective, the percentage of capital expenditures to cash flow is expected to be the second lowest year in over ten years. Capital expenditures as a percentage of cash flow (net income plus depreciation, amortization and deferred taxes), was 55% for fiscal 1996 and the company believes it will be in the 60% to 70% range for fiscal 1997. This is especially encouraging because the company is in a financial position to spend aggressively on high-return capital projects and fund this level of capital expenditures from its internally-generated cash flow.


o LONG-TERM DEBT - The company's funded debt to capital ratio was 46.6% at July 28, 1996, down from 52.2% at July 30, 1995, and the lowest in over 2-1/2 years. At July 28, 1996, the company had $22.2 million in IRB borrowings, $20.8 million in borrowings under its revolving credit facility (total commitment is $33.5 million), $34.0 million in a term facility and $1.0 million in a subordinated note payable. At July 28, 1996, the company had $5.2 million in restricted investments related to its new IRB, which represents the unexpended project funds. Therefore, net funded debt was $72.8 million at July 28, 1996, compared with $76.8 million last year end and $79.2 million at July 30, 1995. The current maturities of $7.1 million include repayment of $6.0 million of the term loan, $100,000 of the IRBs and $1.0 million of the subordinated note payable. With its interest rate swap agreements totalling $25.0 million, the company has effectively "fixed" the interest rate for 46% of its bank borrowings ($54.8 million) at a weighted average rate of 7.1%.